NSAR ITEM 77C



Common Sense Trust Emerging Growth Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b) The election of Trustees of Common Sense Trust Emerging Growth Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   2,065,440         Against   47,835



        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   2,039,624          Against   42,077


                           NSAR ITEM 77C



Common Sense Trust Growth and Income Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b) The election of Trustees of Common Sense Trust Growth and Income Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   28,035,106         Against   841,617



        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   28,176,761          Against   582,189


                           NSAR ITEM 77C



Common Sense Trust Government Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b)     The election of Trustees of Common Sense Trust Government
        Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   16,154,057         Against   337,865



        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   16,110,137          Against   262,012


                           NSAR ITEM 77C



Common Sense Trust Growth Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b)     The election of Trustees of Common Sense Trust Growth
        Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   79,970,124         Against   2,732,551



        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   79,796,788          Against   2,275,273


                           NSAR ITEM 77C



Common Sense Trust International Equity Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b) The election of Trustees of Common Sense Trust International Equity Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   514,311         Against   11,086


                Approval of New Investment Sub-Advisor Agreement in the event of a change of control of the subadviser.

                      For   516,677         Against   11,086



        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   516,876        Against   6,433


                           NSAR ITEM 77C



Common Sense Trust Money Market Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b)     The election of Trustees of Common Sense Trust Money
        Market Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   30,265,609         Against   1,095,560




        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   30,574,140        Against   766,566


                           NSAR ITEM 77C



Common Sense Trust Municipal Bond Fund





(a)     A Special Meeting of Shareholders was held on October 29,
        1996.



(b)     The election of Trustees of Common Sense Trust Municipal
        Bond Fund (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   4,690,133         Against   98,251



        2) Approval of charges to Fundamental Investment Policies with respect to investments in other investment companies.

                      For   4,647,287        Against   141,570




        4) For each AC Fund, to Ratify the Selection of Ernst & Young LLP as Independent Public Accountants for its Current Fiscal Year.



                      For   4,693,192        Against   69,056

                                                          NSAR ITEM 770

                                                        Common Sense Trust
                                                        10f-3 Transactions
Underwriting # Series #  Underwriting                Purchased From         Amount of shares   % of Underwriting  Date of Purchase
                                                                                 Purchased
  1              1       U.S. Filter Corporation     Donaldson, Lufkin &        300,000           3.00%               12/12/96
                                                            Jenrette
  2              1       U.S. Filter Corporation     Salomon Brothers             5,000           0.050%              12/12/96
  3              2       Microsoft Corporation       Goldman, Sachs              78,500           0.717%              12/17/96
  4              1       Dominick's Supermarkets,    Donaldson, Lufkin &        112,500           1.406%              10/29/96
                                  Inc.                      Jenrette

  5              1       Dominick's Supermarkets,    BT Securities                1,500           0.019%              10/29/96
                                 Inc.
  6              2       Washington Mutual, Inc.     Merrill Lynch               37,200           0.255%              01/22/97
  7              2       Washington Mutual, Inc.     Dain Bosworth                1,000           0.007%              01/22/97
  8              2       Washington Mutual, Inc.     First Boston                 1,000           0.007%              01/22/97
  9              2       Vail Resorts, Inc.          Bear Stearns                51,000           0.421%              02/03/97

 10              1       USA Waste Services Inc.     Donaldson, Lufkin &        270,000           2.700%              02/04/97
                                                            Jenrette

 11              1       USA Waste Services Inc.     Williams McKay              45,000           0.450%              02/04/97
 12              2       National Financial Services First Boston                50,000           0.243%              03/05/97
                                    Inc.
 13              1       National Financial Services First Boston               149,400           0.727%              03/05/97
                                    Inc.

Other Firms participating in Underwriting:

Underwriting for #1 and #2                  Underwriting for #12 and #13

Donaldson, Lufkin & Jenrette                Credit Suisse First Boston
Deutsche Morgan Grenfell                    Morgan Stanley & Co. Incorporated
Natwest Securities                          Merrill Lynch & Co.
Salomon Brothers Inc.                       Alex, Brown & Sons Incorporated
Smith Barney Inc.
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated

Underwriting for #3

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Underwriting for #6 #7 and #8

Merrill Lynch & Co.
Friedman, Billings, Ramsey & Co., Inc.
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated

Underwriting for #9

Bear, Stearns & Co., Inc.
Furman Selz
Goldman, Sachs & Co.
Salomon Brothers Inc.
Schroder Wertheim & Co.
Smith Barney Inc.
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated

Underwriting for #10 and #11

Donaldson, Lufkin & Jenrette
Deatsche Morgan Grenfell
Goldman Sachs & Co.
Merrill Lynch & Co.
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated